UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2018

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 103, San Diego, California		92108
(Address of Principal Executive Offices)		(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 27, 2018, Encore Capital Group, Inc. (“Encore”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with each of Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc. (each, individually, a “Manager” and together, the “Managers”), pursuant to which Encore may offer and sell up to an aggregate sales price of $50,000,000 of its common stock, $0.01 par value per share (the “Common Stock”), from time to time through the Managers, acting as sales agents.

The Common Stock sold in the offering will be issued pursuant to a prospectus dated July 16, 2018, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2018, in connection with one or more offerings of shares under Encore’s shelf registration statement on Form S-3 (Registration No. 333-226189) filed with the SEC on July 16, 2018.

Sales of the Common Stock, if any, under the Equity Distribution Agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the Nasdaq Stock Market, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. Encore intends to use the net proceeds from the sale of our common stock for general corporate purposes, which could include repayments of revolving credit under its bank credit agreement from time to time.

Encore made certain customary representations, warranties and covenants concerning Encore and the Common Stock in the Equity Distribution Agreement and also agreed to indemnify the Managers against certain liabilities, including liabilities under the Securities Act. The foregoing description of the material terms of the Equity Distribution Agreement and the transactions contemplated by the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

From time to time, Encore has had customary commercial and/or investment banking relationships with each Manager and/or certain of their affiliates.

On August 27, 2018, Latham & Watkins LLP delivered its legality opinion with respect to the Common Stock to be issued pursuant to the Equity Distribution Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated August 27, 2018, by and among Encore Capital Group, Inc., Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Latham & Watkins LLP regarding the legality of the Common Shares

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: August 27, 2018	/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer